Exhibit 99

FOR IMMEDIATE RELEASE

RPC, Inc. to Present at the Enercom Oilservice and E&P Conference VI

ATLANTA, February 20, 2008 -- RPC Incorporated (NYSE: RES) announced today that it will present at the Enercom Oilservice and International E&P Conference on Thursday, February 21, 2008 at 5:20 P.M. Eastern Time.  The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recent published financial results.  Management's remarks will be available in real time at http://www.rpc.net.  Playback of the webcast will be available on the website after the presentation.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets.  RPC’s oil and gas services operating business units include Cudd Pressure Control, Patterson Services and Bronco Oilfield Services.  RPC’s investor Web site can be found on the Internet at http://www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers
Vice President of Corporate Finance
404.321.2162
jlanders@rpc.net